UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2007

Ketner Global Investments, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52569	20-4130012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	1100 North University Avenue Suite 135 Little Rock, Arkansas (Address of principal executive offices)	72207 (Zip Code)

 (800) 280-8192
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 12th, 2006, Ketner Global Investments issued 300,000 shares of company stock to Matrix Developers, Inc. (“Matrix”) pursuant to a shareholder agreement that reacknowledged Matrix’s purchase of and required the purchase of the stock at a discounted price in return for Matrix providing consulting services to Ketner Global Investments, Inc. in the future valued at $69,000.

On April 27, 2007, Ketner Global Investments, Inc. retired the 300,000 shares of company stock issued to Matrix Developers, Inc for the following reasons:

1. Matrix had failed to pay for the stock as agreed upon in the stockholder purchase agreement. (i.e. contract between Ketner Global Investments, Inc. and Matrix dated April 10, 2006.)

2. Matrix and Ketner Global Investments, Inc. could not reach an agreement for the resolution of the amount and type of consulting work to be provided to Ketner Global Investments, Inc.

3. Matrix and Ketner Global Investments, Inc. could not reach an agreement for a specified dollar amount to reconcile the balance due for the stock issued to Matrix.

Ketner Global Investments, Inc. is currently seeking to engage another firm to provide the consulting work that was to be provided by Matrix.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ketner Global Investments, Inc. (Registrant)

Date: May 24, 2007	By:	/s/ James Ketner
James Ketner President/CEO/Chairman